Exhibit 7

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

	December 31,	March 31,	June 30,	September 30,	December 31,	4Q24 Increase/ (Decrease) from
	2023	2024	2024	2024	2024(1)	3Q24	4Q23
Assets
Cash and due from banks (including segregated cash and other deposits)	$27,342	$25,174	$26,917	$25,266	$22,782	(10)%	(17)%
Deposits with banks, net of allowance	233,590	247,556	219,217	277,828	253,750	(9)%	9%
Securities borrowed and purchased under resale agreements, net of allowance	345,700	344,264	317,970	285,928	278,252	(3)%	(20)%
Brokerage receivables, net of allowance	53,915	61,314	64,563	63,653	50,841	(20)%	(6)%
Trading account assets	411,756	431,468	446,339	458,072	442,747	(3)%	8%
Investments
Available-for-sale debt securities	256,936	254,898	249,362	234,444	226,876	(3)%	(12)%
Held-to-maturity debt securities, net of allowance	254,247	252,459	251,125	248,274	242,382	(2)%	(5)%
Equity securities	7,902	7,826	7,789	7,953	7,399	(7)%	(6)%
Total investments	519,085	515,183	508,276	490,671	476,657	(3)%	(8)%
Loans
Consumer(2)	389,197	381,759	386,117	389,151	393,102	1%	1%
Corporate(3)	300,165	292,819	301,605	299,771	301,386	1%	-
Loans, net of unearned income	689,362	674,578	687,722	688,922	694,488	1%	1%
Allowance for credit losses on loans (ACLL)	(18,145)	(18,296)	(18,216)	(18,356)	(18,574)	(1)%	(2)%
Total loans, net	671,217	656,282	669,506	670,566	675,914	1%	1%
Goodwill	20,098	20,042	19,704	19,691	19,300	(2)%	(4)%
Intangible assets (including MSRs)	4,421	4,338	4,226	4,121	4,494	9%	2%
Premises and equipment, net of depreciation and amortization	28,747	29,188	29,399	30,096	30,192	-	5%
Other assets, net of allowance	95,963	97,701	99,569	104,771	102,206	(2)%	7%
Total assets	$2,411,834	$2,432,510	$2,405,686	$2,430,663	$2,357,135	(3)%	(2)%

Liabilities
Non-interest-bearing deposits in U.S. offices	$112,089	$112,535	$117,607	$118,034	$123,338	4%	10%
Interest-bearing deposits in U.S. offices	576,784	570,259	546,772	558,461	551,547	(1)%	(4)%
Total U.S. deposits	688,873	682,794	664,379	676,495	674,885	-	(2)%
Non-interest-bearing deposits in offices outside the U.S.	88,988	87,936	83,150	84,913	84,349	(1)%	(5)%
Interest-bearing deposits in offices outside the U.S.	530,820	536,433	530,608	548,591	525,224	(4)%	(1)%
Total international deposits	619,808	624,369	613,758	633,504	609,573	(4%)	(2)%

Total deposits	1,308,681	1,307,163	1,278,137	1,309,999	1,284,458	(2)%	(2)%
Securities loaned and sold under repurchase agreements	278,107	299,387	305,206	278,377	258,945	(7)%	(7)%
Brokerage payables	63,539	73,013	73,621	81,186	66,601	(18)%	5%
Trading account liabilities	155,345	156,652	151,259	142,534	133,846	(6)%	(14)%
Short-term borrowings	37,457	31,910	38,694	41,340	48,505	17%	29%
Long-term debt	286,619	285,495	280,321	299,081	287,300	(4)%	-
Other liabilities, plus allowances(4)	75,835	71,492	69,304	68,244	68,114	-	(10)%
Total liabilities	$2,205,583	$2,225,112	$2,196,542	$2,220,761	$2,147,769	(3)%	(3)%

Stockholders' equity
Preferred stock	$17,600	$17,600	$18,100	$16,350	$17,850	9%	1%
Common stock	31	31	31	31	31	-	-
Additional paid-in capital	108,955	108,592	108,785	108,969	109,117	-	-
Retained earnings	198,905	200,956	202,913	204,770	206,294	1%	4%
Treasury stock, at cost	(75,238)	(74,865)	(74,842)	(75,840)	(76,842)	(1)%	(2)%
Accumulated other comprehensive income (loss) (AOCI)	(44,800)	(45,729)	(46,677)	(45,197)	(47,852)	(6)%	(7)%
Total common equity	$187,853	$188,985	$190,210	$192,733	$190,748	(1)%	2%

Total Citigroup stockholders' equity	$205,453	$206,585	$208,310	$209,083	$208,598	-	2%
Noncontrolling interests	798	813	834	819	768	(6)%	(4)%
Total equity	206,251	207,398	209,144	209,902	209,366	-	2%
Total liabilities and equity	$2,411,834	$2,432,510	$2,405,686	$2,430,663	$2,357,135	(3)%	(2)%

(1)	December 31, 2024 is preliminary.

(2)	Consumer loans include loans managed by USPB, Wealth, and All Other—Legacy Franchises (other than Mexico small business and middle-market banking (Mexico SBMM), and the Assets Finance Group (AFG)).

(3)	Corporate loans include loans managed by Services, Markets, Banking, and All Other—Legacy Franchises—Mexico SBMM, and the AFG.

(4)	Includes allowance for credit losses for unfunded lending commitments. See page 19.

NM Not meaningful.

Reclassified to conform to the current period's presentation.